Exhibit 10.1

EXECUTION VERSION

TERMINATION AND RELEASE AGREEMENT

This TERMINATION AND RELEASE AGREEMENT, dated as of August 2, 2016 (this “Agreement”), is made by and among New York REIT, Inc., a Maryland corporation (“Giants”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of Giants (the “Operating Partnership” and together with Giants, the “Giants Parties”), JBG Properties Inc., a Maryland corporation (“Jaguar Properties”), JBG/Operating Partners, L.P., a Delaware limited partnership (“Jaguar Operating Partners” and together with Jaguar Properties, the “Jaguar Management Entities”) and the Jaguar Properties affiliates listed on Schedule A to the Master Combination Agreement (as defined below) (the “Jaguar Funds” and together with the Jaguar Management Entities, the “Jaguar Parties” and together with the Giants Parties, collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Master Combination Agreement, dated as of May 25, 2016 (the “Master Combination Agreement”).

WHEREAS, pursuant to Section 1.7 of the Master Combination Agreement, each Jaguar Party has irrevocably appointed Jaguar Properties as its representative (the “Jaguar Representative”) and to be the agent, proxy and attorney-in-fact for it regarding any matter relating to or arising from the Master Combination Agreement, including the full power and authority on its behalf to (a) terminate the Master Combination Agreement, (b) dispute, compromise, settle and pay any claims arising in connection with the Master Combination Agreement or the Transactions and (c) take all other actions to be taken by or on its behalf in connection with the Master Combination Agreement.

WHEREAS, Giants and the Jaguar Representative desire to terminate the Master Combination Agreement and settle any and all claims between or among the Parties that could be made in connection with or arising out of the Master Combination Agreement, any Ancillary Document or the Transactions.

WHEREAS, in connection with entering into the Master Combination Agreement, Jaguar Operating Partners and certain Giants stockholders entered into a Support Agreement dated as of May 25, 2016 (the “Support Agreement”) that terminates upon the valid termination of the Master Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Master Combination Agreement.

ARTICLE II
TERMINATION AND EXPENSE REIMBURSEMENT

Section 2.1           Termination of Master Combination Agreement. Contingent upon the receipt by the Jaguar Parties of the Payment (defined below) described in Section 2.3 below, effective immediately, the Master Combination Agreement is terminated and the Closing and the Transactions are abandoned by mutual agreement pursuant to Section 8.1(a) of the Master Combination Agreement. Notwithstanding anything in the Master Combination Agreement to the contrary, including Section 8.3 thereof, the Master Combination Agreement is, as of the execution and delivery of this Agreement by all Parties, null and void and of no further force or effect whatsoever, and all rights and obligations of any party thereto are terminated.

Section 2.2           Termination of the Non-Disclosure Agreement. The Confidentiality Agreement by and among the Giants Parties and Jaguar Properties, dated January 29, 2016 (the “Confidentiality Agreement”) is terminated and is, as of the execution and delivery of this Agreement by all Parties, null and void and of no further force or effect whatsoever and all rights and obligations of any party thereto are terminated.

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Section 2.3           Expense Reimbursement.

(a)           Simultaneously with the execution of this Agreement, the Giants Parties are paying to the Jaguar Parties an amount in cash equal to $9,500,000 (the “Payment”), in immediately available funds (pursuant to the written instructions previously provided to the Giants Parties by the Jaguar Parties). The Payment represents the reimbursement of $10,000,000 in expenses incurred by the Jaguar Parties in connection with the Transactions minus the amount due to the Giants Parties by the Jaguar Parties pursuant to Section 2.3(b) below.

(b)           The Parties acknowledge and agree that the Jaguar Parties have agreed to reimburse the Giants Parties for $500,000 of expenses incurred by the Giants Parties in connection with the Transactions, which reimbursement shall be deemed satisfied upon the Giants Parties making the Payment pursuant to Section 2.3(a).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Giants Parties. Each of the Giants Parties represents and warrants to the Jaguar Parties that: (a) it has all necessary corporate or limited partnership power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement and the actions contemplated hereby have been duly and validly authorized by all necessary corporate and limited partnership action, and no other corporate or limited partnership proceedings on the part of the Giants Parties, as applicable, are necessary to authorize the execution and delivery by the Giants Party of this Agreement, including approval of the Giants Board; and (c) this Agreement has been duly executed and delivered by each Giants Party and, assuming due and valid authorization, execution and delivery hereof by each of the Jaguar Parties, is a valid and binding obligation of such Giants Party, enforceable against such Giants Party in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 3.2           Representations and Warranties of the Jaguar Parties. Each of the Jaguar Parties represents to the Giants Parties that: (a) it and each of its Subsidiaries has all necessary organizational power and authority to execute and deliver this Agreement (or that the Jaguar Representative has all necessary corporate power and authority to execute and deliver this Agreement on its behalf ) and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement and the actions contemplated hereby have been duly and validly authorized by all necessary corporate or other organizational formalities, and no other organizational action is necessary to authorize the execution and delivery by it or on its behalf or that of any of its Subsidiaries; (c) this Agreement has been duly executed and delivered by it and its Subsidiaries (as applicable) and, assuming due and valid authorization, execution and delivery hereof by each of the Giants Parties, is a valid and binding obligation of such Jaguar Party or each such Subsidiary, enforceable against such Jaguar Party or its Subsidiaries in accordance with its terms, except as the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); (d) neither such Jaguar Party nor any of its Affiliates is party to any agreement, commitment or other arrangement or understanding that imposes any ongoing obligations that would prevent or restrict any Person from entering into or consummating any transaction with Giants or any Giants Subsidiary or any of their respective properties; and (e) the Jaguar Parties have delivered to the Giants Parties a true, correct and complete itemization, in reasonable detail, of all expenses of the Jaguar Parties being reimbursed hereunder pursuant to Section 2.3(a).

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ARTICLE IV

RELEASES AND COVENANT NOT TO SUE; INDEMNIFICATION

Section 4.1           Giants Parties’ Release. Effective upon (a) the execution and delivery of this Agreement by all Parties and (b) receipt by the Jaguar Parties of the Payment by the Giants Parties as provided in Section 2.3 above, each of the Giants Parties, for itself and for each of its officers, directors, employees, predecessor entities, subsidiaries, divisions, attorneys, insurers, agents, successors and assigns and Affiliates (as defined below) (the “Giants Releasing Parties”), hereby fully, completely, finally, and forever releases and discharges each of the Jaguar Parties and each of their respective past and present subsidiaries, officers, directors, general partners, managing members and employees, as well as the heirs, executors, Affiliates, administrators, attorneys, accountants, investment bankers, financial or investment advisors, commercial bankers, insurers and co-insurers, predecessors, successors, and assigns of any of them (collectively, “Jaguar Released Persons”) from any and all claims, debts, rights, actions, causes of action, liabilities, demands and charges of whatever nature, known or unknown, without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating to, directly or indirectly: (i) the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement or the transactions contemplated thereby, including any claim relating to the termination of the Master Combination Agreement and any acts, omissions, disclosures or communications related to the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement or the transactions contemplated thereby, (ii) the events leading to the termination of the Master Combination Agreement, (iii) any deliberations or negotiations in connection with the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement and this Agreement, or (iv) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating directly or indirectly to the transactions contemplated by the Master Combination Agreement (the “Giants Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any Jaguar Party from its respective obligations under this Agreement. As used herein, a Party’s “Affiliates” are all persons or entities that control, are controlled by or are under common control with such Party, and “control” means either (i) ownership of a majority of the equity interests of an entity or (ii) the ability to control the day to day activities of any entity through appointment of a majority of the members of the board of directors or similar governing body.

Section 4.2           Jaguar Parties’ Releases. Effective upon (a) the execution and delivery of this Agreement by all Parties and (b) payment of the Payment by the Giants Parties as provided in Section 2.3 above, each of the Jaguar Parties, for themselves and for each of their officers, directors, employees, predecessor entities, subsidiaries, divisions, attorneys, insurers, agents, successors and assigns and Affiliates (the “Jaguar Releasing Parties”), hereby fully, completely, finally, and forever releases and discharges each of the Giants Parties and each of their respective past and present subsidiaries, officers, directors, general partners, managing members and employees, as well as the heirs, executors, Affiliates, administrators, attorneys, accountants, investment bankers, financial or investment advisors, commercial bankers, insurers and co-insurers, predecessors, successors, and assigns of any of them (collectively, “Giants Released Persons” and together with the Jaguar Released Persons, the “Released Persons”) from any and all claims, debts, rights, actions, causes of action, liabilities, demands and charges of whatever nature, known or unknown, without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating to, directly or indirectly: (i) the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement or the transactions contemplated thereby, including any claim relating to the termination of the Master Combination Agreement, and any acts, omissions, disclosures or communications related to the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement or the transactions contemplated thereby, (ii) the events leading to the termination of the Master Combination Agreement, (iii) any deliberations or negotiations in connection with the Master Combination Agreement, the Support Agreement, the Confidentiality Agreement and this Agreement, or (iv) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating directly or indirectly to the transactions contemplated by the Master Combination Agreement (the “Jaguar Released Claims” and together with the Giants Released Claims, the “Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release the Giants Parties from their respective obligations under this Agreement, including with respect to its payment obligation in Section 2.3 above.

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Section 4.3           Release and Waiver of Known and Unknown Claims by the Parties. Without limiting the general effect of Sections 4.1 and 4.2, the Parties further agree that they each shall be deemed to have, with respect to all Released Claims released by them, waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States (including but not limited to Maryland and Delaware), or any principle of common law, which provides that a general release does not extend to unknown claims of a creditor which if known would have affected the creditor’s settlement with the debtor. The Parties agree and acknowledge that they may hereafter discover facts in addition to or different from those which any Party now knows or believes to be true with respect to Released Claims, but the Parties agree that they each shall be deemed to have fully, finally, and forever settled and released any and all of the Giants Released Claims and any and all of the Jaguar Released Claims, respectively, whether known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future. The Parties acknowledge that the foregoing waivers were separately bargained for and are material elements of this Agreement of which the releases and waivers are a part.

Section 4.4           Covenant Not to Sue. Other than any action or proceeding to enforce the terms of this Agreement, none of the Parties hereto shall encourage, solicit, initiate, institute, commence, continue, file, or otherwise prosecute, directly or indirectly, or through third parties, any lawsuit, cause of action, claim, demand, or legal proceeding, for or arising out of or relating to any Giants Released Claims or Jaguar Released Claims against any Party or any Jaguar Released Person or Giants Released Person.

Section 4.5           Litigation Cooperation. From and after the date hereof, the Parties shall reasonably maintain and provide information to and reasonably cooperate with one another with respect to any litigation regarding the Master Combination Agreement in which the Parties are co-defendants. This shall include, but is not necessarily limited to, attending depositions, trials or hearings with reasonable prior notice (without the necessity of a subpoena or personal service by any Party to another Party); providing any relevant documents and other tangible things requested by another Party; not objecting to reasonable efforts by another Party to obtain relevant documents or other discovery; and protecting, preserving and maintaining records and correspondence held by the Parties’ senior executives and directors with respect to the Master Combination Agreement; provided, however, that nothing in this Section 4.5 shall require any Party to provide any document or information that (i) is subject to confidentiality obligations to a third party (provided, however, that each of the Giants Parties and the Jaguar Parties, as applicable, shall use their commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), (ii) the disclosure of which would violate any Law, (iii) is subject to any attorney-client, attorney work product or other legal privilege or (iv) that Parties reasonably believe is competitively sensitive with respect to the other Party.

Section 4.6           Non-Admission of Liability. This Agreement is made in compromise and settlement of all Released Claims. Nothing contained in this Agreement shall be construed, in any fashion, as an admission of liability or wrongdoing by any Person, or of the existence or non-existence of any fact. No party hereto shall assert that this Agreement constitutes any such admission, or offer this Agreement as evidence in any action or proceeding (other than to enforce or for breach of this Agreement) for any purpose.

Section 4.7           Released Claims. Each Party represents and warrants to the other Parties that it has not directly or indirectly transferred, assigned or otherwise disposed of, any Released Claim or any interest therein or part thereof, and that it has the full authority to release any and all Released Claims released by it pursuant to this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1           Publicity. As promptly as practicable following the execution and delivery of this Agreement, the Parties shall issue a joint press release announcing the execution of this Agreement and the termination of the Master Combination Agreement, in a form proposed by the Giants Parties and approved by the Jaguar Representative, such approval not to be unreasonably withheld, conditioned or delayed. Prior to releasing any further press release or other public announcement (including any document filed with the Securities and Exchange Commission) with respect to this Agreement or the Master Combination Agreement, any of the transactions contemplated thereby or any of the discussions between the Parties related to those agreements or any other transaction, the releasing Party shall, to the extent reasonably practicable, provide the other Party an opportunity to review and comment on such release or announcement.

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Section 5.2           Non-Disparagement. The Parties shall not, and shall not authorize any other Person to, disparage any other Party or any of its directors, officers, employees or properties in any manner that would reasonably be expected to harm the business, business reputation or personal reputation of such other Party, or any of its directors, officers or employees. The foregoing shall not be violated by truthful statements (a) in response to legal process, required governmental testimony or filings, or (b) made in the course of any administrative or arbitral proceedings (including, without limitation, testimony given under oath pursuant to subpoena or compulsory notice in connection with such proceedings), or (c) necessary to rebut any untrue public statements made by another Party. The restrictions set forth in this Section 5.2 shall apply for a period of two years from the date of this Agreement.

Section 5.3           Confidential Information.

(a)           Each of the Giants Parties, on the one hand, and the Jaguar Parties, on the other hand, may be referred to herein as a “Disclosing Party” and a “Receiving Party” with respect to the disclosure or receipt of Confidential Information (as defined below). Each Party and its Affiliates shall, and shall cause any of its or their directors, managers (including New York Recovery Advisors, LLC and any of its Affiliates), officers, members, employees and professional advisors (including attorneys, accountants, financial advisors, and investment banks) (collectively, “Representatives”) to, promptly destroy or return to the other Party all written materials (including materials delivered or provided in electronic form) embodying or containing Confidential Information of a Disclosing Party (including all summaries, copies, notes and excerpts of such Confidential Information) in the possession of it or its Representatives. Each Party shall promptly confirm in writing to the Disclosing Party that all of such Confidential Information has been destroyed or returned to the Party from whom it was received; provided, however, each Party and its Representatives may retain copies of such materials solely to the extent, required by laws, rules, or regulations by which such Party is bound, pursuant to and consistent with such Party’s document-retention policies or pursuant to such party’s automatic archiving and back-up procedures. Notwithstanding the foregoing, each Party and its Representatives shall continue to be bound by its obligations of confidentiality hereunder and shall restrict access to, and use of, any Confidential Information for so long as any such Confidential Information is retained by it and, except as otherwise provided in this Section 5.3(a), shall not disclose such retained Confidential Information to any Person without the prior written consent of the Disclosing Party or Person who provided such information. Notwithstanding the foregoing, each Party and its Representatives may disclose retained Confidential Information of another Party or Person if, but only to the extent, required to comply with binding orders (including subpoenas, interrogatories, requests for information) of governmental entities or self-regulatory bodies that have jurisdiction over the Parties; provided that (to the greatest extent permitted) the applicable Receiving Party (i) gives the Disclosing Party prompt written notice to allow the Disclosing Party to seek, at its own expense, a protective order or other appropriate remedy, (ii) upon being advised by the applicable Receiving Party’s counsel that disclosure is required, discloses (or its Representative discloses) only the portion of such retained Confidential Information as is reasonably required to comply with any legally binding obligation or (iii) if so requested by the Disclosing Party, and at such Party’s expense, uses commercially reasonable efforts to obtain confidential treatment for any retained Confidential Information so disclosed. Without limiting the generality of the foregoing, each Party shall take reasonable commercial measures to avoid any unauthorized disclosure, dissemination or use of retained Confidential Information of any Disclosing Party, including, at a minimum, such measures it takes to protect its own confidential information of a similar nature. For purposes of this Section 5.3, the reference of the “Parties” shall mean the Giants Parties on the one hand and the Jaguar Parties on the other hand.

(b)           As used in this Agreement, “Confidential Information” means all private, proprietary or non-public information (including, without limitation, any trade secret of the Disclosing Party, New York Recovery Advisors, LLC or their respective Affiliates) disclosed by the Disclosing Party, New York Recovery Advisors, LLC or their respective Affiliates to the Receiving Party prior to, on or after the date hereof, regardless of the form (written, oral or electronic) in which it is disclosed. Confidential Information includes (a) all such disclosed private, proprietary or non-public information related to the business activities, assets, portfolio companies, finances, operations or prospects of the Disclosing Party, New York Recovery Advisors, LLC or their respective Affiliates; and (b) all documents or materials prepared by the Receiving Party that contain, are derived from, summarize, analyze, or are based upon Confidential Information of the other party. Confidential Information does not include any information that (i) is or becomes publicly known or available without breach of this Agreement, (ii) was within the Receiving Party’s or its Representatives’ possession or known by Receiving Party or its Representatives prior to its receipt of such information; provided that the source of such information was not, to the actual knowledge of the Receiving Party, bound by a contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party with respect to such information, (iii) is received by Receiving Party or its Representatives on a non-confidential basis from a party who, to the actual knowledge of the Receiving Party (after reasonable inquiry), is not bound by a contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party with respect to such information, or (iv) is independently developed by the Receiving Party or its Representatives without reliance on, or reference to, Confidential Information.

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Section 5.4           Standstill. Each Party agrees that, for a period of 12 months from the date hereof, neither such Party nor any of its Representatives acting on its behalf nor any of its successor or assigns will (and neither such Party nor they will assist or encourage others to), directly or indirectly, unless and until such Party or they shall hereafter have been specifically invited in writing by the board of directors of the other Party: (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of such other Party or any subsidiary thereof, or of any successor to or person in control of such other Party, any of the assets (except in the ordinary course thereof, or of any successor to or person in control of such other Party, any of the assets (except in the ordinary course of business) or businesses of such other party or any subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of such other Party or any rights or options to acquire such ownership (including from a third party); (b) seek or propose to influence or control the management or policies of such other Party or to obtain representation on such other Party’s board of directors, or solicit, or participate in the “solicitation” of, any “proxies” (as such terms are used in the Exchange Act) or consents with respect to any securities of such other Party, or to make any public announcement with respect to any of the foregoing; (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring or other extraordinary transaction involving such other Party or any of its subsidiaries or their securities or assets; (d) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing; or (e) make any public announcement with respect to any of the foregoing. Such Party and its Representatives acting on such Party’s behalf also agree during such period not to make any proposal, statement or inquiry, or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing. Such Party will promptly advise such other Party of any inquiry or proposal made to such Party with respect to any of the foregoing. Such Party represents and warrants that, as of the date hereof, neither such Party nor any of its Affiliates beneficially own any securities of such other Party. For purposes of this Section 5.4, the reference of the “Parties” shall mean the Giants Parties on the one hand and the Jaguar Parties on the other hand.

Section 5.5           Non-Solicit. Each Party agrees that for a period of 12 months from the date hereof, no members of the Deal Team (as defined below) shall directly or indirectly, or direct any of their respective Representatives to, solicit for employment, hire or employ any officers, managers or employees of the other Party or any advisor of the other Party providing asset or property management services, or its or their Affiliates; provided that, the foregoing provision shall not preclude such Party from soliciting or hiring any such person who (i) responds to a good faith generalized solicitation for employees through advertisements or search firms, provided that such Party does not instruct, encourage or advise such firm to approach any such officer, manager or employee, and such searches are not targeted or focused on such other Party or its officers, managers or employees or (ii) independently approaches the other Party to seek employment. For purposes hereof, the term “Deal Team” means the directors, officers and employees of such Party or its affiliates who are assigned or had been assigned to work with such other Party with respect to the Confidentiality Agreement, Master Combination Agreement or this Agreement or have received Confidential Information. For purposes of this Section 5.5, the reference of the “Parties” shall mean the Giants Parties on the one hand and the Jaguar Parties on the other hand.

Section 5.6           Cooperation. The Parties shall, and shall cause each of their affiliates to, cooperate and take, or cause to be taken all commercially reasonable and lawful actions as may be necessary or appropriate to withdraw all applications, notices, petitions and filings made with, and to terminate all proceedings before, a Governmental Entity in connection with the Transactions.

Section 5.7           Independent Legal Advice. Each Party acknowledges, warrants and represents that it has sought such independent legal advice as it deems necessary with respect to the advisability of making this Agreement and the meaning and effect of all aspects of this Agreement, and executes this Agreement with full knowledge of all rights which it may have. Each Party represents that it enters into this Agreement freely, knowingly and voluntarily, and that the execution and delivery of this Agreement is not the result of any fraud, duress, mistake or undue influence whatsoever.

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Section 5.8           Further Assurances. The Parties agree to take such reasonable steps or execute such reasonable documents as may be necessary in the future to effectuate the terms of this Agreement.

Section 5.9           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 5.10           Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally; (b) when transmitted if transmitted by e-mail of a pdf attachment and the hard copy is sent by the next Business Day by reliable overnight delivery service (with proof of service) or hand delivery); and (c) the Business Day after it is sent, if sent for next day delivery by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.10):

if to the Giants Parties, to:

New York REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention:	Chief Executive Officer
E-mail:	mhappel@nyrt.com

with copies to (which shall not constitute notice):

New York REIT, Inc.

405 Park Avenue

New York, New York 10022

Attention:	Legal Department
E-mail:	mead@nyrt.com

And

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone:	(212) 969-3000
Facsimile:	(212) 969-2900
Attention:	Steven L. Lichtenfeld, Esq.
E-mail:	slichtenfeld@proskauer.com

if to the Jaguar Parties, to:

JBG Properties Inc.

4445 Willard Avenue, Suite 400

Chevy Chase, Maryland 20815

Attention:	W. Matthew Kelly
E-mail:	mkelly@jbg.com

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with copies to (which shall not constitute notice):

JBG Properties Inc.

4445 Willard Avenue, Suite 400

Chevy Chase, Maryland 20815

Attention:	Legal Department

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, District of Columbia 20004

Phone:	(202) 637-5868
Facsimile:	(202) 637-5910
Attention:	David W. Bonser, Esq.
E-mail:	david.bonser@hoganlovells.com

Any Party may unilaterally change the identity of the person to receive notice or the address or other information for delivery of such notice in a notice conforming to the requirements of this Section.

Section 5.11           Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between the Parties or any of them with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties.

Section 5.12           Payment of Expenses. Each Party shall bear its own expenses incident to preparing, negotiating, entering into, and performing its obligations under, this Agreement.

Section 5.13           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.14           No Third-Party Beneficiaries. Each Party hereto acknowledges and agrees that each of the non-Party Released Persons are express and intended third party beneficiaries of the releases of such non-Party Released Persons contained in Section 4.1 and Section 4.2 and the covenants not to sue contained in Section 4.4, and shall be entitled to enforce rights under such sections to the same extent that such non-Party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, no Person or entity is a third party beneficiary of this Agreement, and this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies whatsoever.

Section 5.15           Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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Section 5.16           Governing Law; Jurisdiction.

(a)           This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)           All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments thereof may be appealed (the “Chosen Courts”). Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party, whether sounding in tort, contract or otherwise, (b) consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof), (c) agrees not to commence any such action or proceeding except in such courts, (d) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Chosen Court, (e) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (f) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 5.10. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 5.17            Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.17.

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9

IN WITNESS WHEREOF, the Parties have approved and executed this Agreement as of the date first above written.

NEW YORK REIT, INC.

By:	/s/ Michael A. Happel
Name:	Michael A. Happel
Title:	Chief Executive Officer and President

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By:	New York REIT, Inc., its General Partner

By:	/s/ Michael A. Happel
Name:	Michael A. Happel
Title:	Chief Executive Officer and President

JAGUAR PARTIES:

JBG PROPERTIES, INC.

By:	/s/ W. Matthew Kelly
Name:	W. Matthew Kelly
Title:	Executive Vice President and Assistant Secretary

JBG/Operating Partners, L.P.

By:	JBG Properties, Inc., its General Partner

	By:	/s/ W. Matthew Kelly
	Name:	W. Matthew Kelly
	Title:	Executive Vice President and Assistant Secretary

JBG INVESTMENT FUND I, L.P.

By:	JBG Real Estate Associates XXXIV, L.L.C.,
its General Partner

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND II, L.P.

By:	JBG/Fund II Manager, L.L.C.,
its General Partner

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND III, L.P.

By:	JBG/Fund III Manager, L.L.C.,
its General Partner

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND VI, L.L.C.

By:	JBG/Fund VI Manager, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND VII, L.L.C.

By:	JBG/Fund VII Manager, L.L.C.,
its Managing Member

	By:	/s/ W. Matthew Kelly
	Name:	W. Matthew Kelly
	Title:	Managing Member

JBG InVESTMENT FUND VIII, L.L.C.

By:	JBG/Fund VIII Manager, L.L.C.,
its Managing Member

	By:	/s/ W. Matthew Kelly
	Name:	W. Matthew Kelly
	Title:	Managing Member

JBG InVESTMENT FUND IX, L.L.C.

By:	JBG/Fund IX Manager, L.L.C.,
its Managing Member

	By:	/s/ W. Matthew Kelly
	Name:	W. Matthew Kelly
	Title:	Managing Member

JBG/Urban direct member, L.l.c.

By:	JBG/Company Manager IV, L.L.C.,
its Managing Member

	By:	/s/ W. Matthew Kelly
	Name:	W. Matthew Kelly
	Title:	Managing Member

JBG/RECAP INVESTORS, L.L.C.

By:	JBG/Company Manager II, L.L.C., its
Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG/SEFC FUND INVESTORS, L.L.C.

By:	JBG/Company Manager II, L.L.C., its
Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG/SEFC PARTNERS, L.L.C.

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member